As filed with the Securities and Exchange Commission on August 27, 2014

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CASTLE BRANDS INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	41-2103550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
122 East 42nd Street, Suite 4700 New York, New York 10168 (646) 356-0200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Alfred J. Small, Senior Vice President, Chief Financial Officer, Treasurer and Secretary Castle Brands Inc. 122 East 42nd Street, Suite 4700 New York, New York 10168 (646) 356-0200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to: Robert L. Grossman, Esq. Greenberg Traurig, P.A. 333 SE 2nd Avenue, Suite 4400 Miami, FL 33131 (305) 579-0500 (305) 579-0717 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common stock, $0.01 par value (2)
Preferred stock, $0.01 par value (2)
Warrants to purchase common stock, $0.01 par value (2)
Units (2)
Total	$30,000,000	$30,000,000	$3,864	(3)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of common stock and preferred stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions. There are also being registered hereunder an indeterminate amount of our securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for that issuance.

(2)	A presently indeterminable number or amount of the securities of each identified class as shall have an aggregate offering price not to exceed $30,000,000 are being registered as may, from time to time, be sold in primary offerings at indeterminate prices. Securities registered may be sold separately, together or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold primary securities from the Registrant’s Form S-3 Registration Statement, filed by the Registrant with the Commission on August 3, 2011 and declared effective on August 12, 2011 (SEC File No 333-176005), registering primary securities to be sold by the Registrant for a maximum aggregate offering price of $10,000,000 (the “Prior Registration Statement”). Of that amount, the Registrant sold common stock for an aggregate offering price of $5,762,884, leaving a balance of unsold securities with an aggregate offering price of $4,237,116. The associated filing fee of $491.92 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee due. Accordingly, the full amount of the $3,864 registration fee currently due for this Registration Statement is being paid by offset against the balance of the fee paid for the Prior Registration Statement and the payment by the Registrant of $3,372.08.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, August 27, 2014

CASTLE BRANDS INC.

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to the public offer and sale from time to time together, separately, or as units, of common stock, preferred stock and warrants in amounts, at prices and on other terms to be determined at the time of sale, up to an aggregate amount of $30.0 million, referred to as the shelf securities. We may offer and sell the shelf securities separately, together, or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the shelf securities from time to time through public or private transactions, and in the case of our common stock, on or off the NYSE MKT LLC (“NYSE MKT”), at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers, or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions, or discounts. Our net proceeds from the sale of shelf securities will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NYSE MKT under the symbol “ROX.” On August 22, 2014, the last reported sale price of our common stock was $1.05.

As of August 22, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $68,925,000, which was calculated based on 65,642,861 shares of outstanding common stock held by non-affiliates and on a price per share of $1.05, the closing price of our common stock on August 22, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $5.8 million of common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2014

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus or to make representations as to matters not stated in this prospectus. We are offering to sell, and seeking offers to buy, the shelf securities only in jurisdictions where offers and sales are permitted or legal. You should not assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shelf securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the shelf securities described in this prospectus from time to time together, separately, or as units, of common stock, preferred stock and warrants in amounts, at prices and on other terms to be determined at the time of sale, up to an aggregate amount of $30.0 million.

This prospectus only provides you with a general description of the shelf securities we may offer. Each time we sell shelf securities, we will provide a supplement to this prospectus that contains specific information about the terms of the shelf securities offered. The supplement may also add, update, or change information contained in this prospectus. Before purchasing any shelf securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable shelf securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 13.

We will not use this prospectus to offer and sell shelf securities unless it is accompanied by a supplement that more fully describes the shelf securities being offered and the terms of the offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find Additional Information.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus and the information incorporated by reference herein contain “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are not guarantees of future performance. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” beginning on page 2 and as follows:

•	our history of losses

•	recent worldwide and domestic economic trends and financial market conditions could adversely impact our financial performance;

•	our potential need for additional capital, which, if not available on acceptable terms or at all, could restrict our future growth and severely limit our operations;

•	our brands could fail to achieve more widespread consumer acceptance, which may limit our growth;

•	our dependence on a limited number of suppliers, who may not perform satisfactorily or may end their relationships with us, which could result in lost sales, incurrence of additional costs or lost credibility in the marketplace;

•	our annual purchase obligations with certain suppliers;

•	the failure of even a few of our independent wholesale distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations;

•	the possibility that we cannot secure and maintain listings in control states, which could cause the sales of our products to decrease significantly;

•	the potential limitation to our growth if we are unable to identify and successfully acquire additional brands that are complementary to our existing portfolio, or integrate such brands after acquisitions;

•	currency exchange rate fluctuations and devaluations may significantly adversely affect our revenues, sales, costs of goods and overall financial results;

•	our need to maintain a relatively large inventory of our products to support customer delivery requirements, which could negatively impact our operations if such inventory is lost due to theft, fire or other damage;

•	the possibility that we or our strategic partners will fail to protect our respective trademarks and trade secrets, which could compromise our competitive position and decrease the value of our brand portfolio;

•	an impairment in the carrying value of our goodwill or other acquired intangible assets could negatively affect our operating results and shareholders’ equity;

•	changes in consumer preferences and trends could adversely affect demand for our products;

•	there is substantial competition in our industry and the many factors that may prevent us from competing successfully;

•	adverse changes in public opinion about alcohol could reduce demand for our products;

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•	class action or other litigation relating to alcohol misuse or abuse could adversely affect our business; and

•	adverse regulatory decisions and legal, regulatory or tax changes could limit our business activities, increase our operating costs and reduce our margins.

Except for ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this document or in the documents incorporated by reference may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, the inclusion of this information should not be regarded as a representation by us or by any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

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OUR COMPANY

We develop and market premium and super premium brands in the following beverage alcohol categories: rum, whiskey, liqueurs, vodka and tequila. We distribute our products in all 50 U.S. states and the District of Columbia, in thirteen primary international markets, including Ireland, Great Britain, Northern Ireland, Germany, Canada, South Africa, Bulgaria, France, Russia, Finland, Norway, Sweden, China and the Duty Free markets, and in a number of other countries in continental Europe and Latin America. We market the following brands, among others, Gosling’s Rum®, Gosling’s Stormy Ginger Beer, Gosling’s Dark ‘n Stormy® ready-to-drink cocktail, Jefferson’s®, Jefferson’s Reserve® and Jefferson’s Presidential SelectTM bourbons, Jefferson’s Rye whiskey, Pallini® liqueurs, Clontarf® Irish whiskey, Knappogue Castle Whiskey®, Brady’s® Irish Cream, Boru® vodka, TierrasTM tequila, Celtic Honey® liqueur, Castello Mio® sambucas and Gozio® amaretto.

We were incorporated in Florida in 2009 and are the successor to Castle Brands Inc., a Delaware corporation (“Castle Delaware”), which was incorporated in Delaware in 2003. We maintain our principal executive office at 122 East 42nd Street, Suite 4700, New York, New York 10168. Our phone number is (646) 356-0200. We maintain a corporate website at www.castlebrandsinc.com. The contents of our website are not a part of this prospectus or any prospectus supplement. The information on our website is not intended to form a part of or be incorporated by reference in this prospectus or any prospectus supplement.

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USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of shelf securities for working capital and other general corporate purposes. Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

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DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our articles of incorporation, as amended, and bylaws.

Overview - Authorized and Outstanding Shares

As of August 22, 2014, under our articles of incorporation, as amended, we had the authority to issue:

•	300,000,000 shares of common stock, par value $0.01 per share; and

•	25,000,000 shares of preferred stock, par value $0.01 per share, which are issuable in series on terms determined by our Board of Directors.

As of August 22, 2014, 155,076,159 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

The following descriptions set forth certain general terms and provisions of our common stock and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common stock and preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our articles of incorporation, as amended, and bylaws.

Rights of Our Common Stock

Preemptive Rights. The holders of our common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights. Each outstanding share of our common stock is entitled to one vote per share.

Dividends. Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Florida law to pay dividends.

Liquidation Rights. In the event of the liquidation of our company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Listing. We list our common stock on the NYSE MKT under the symbol “ROX.”

Additionally, please see “Description of Capital Stock—Material Provisions of our Articles of Incorporation and Bylaws.”

Rights of Our Preferred Stock

We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock and, in certain instances, could adversely affect the market price of this stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company or making removal of management more difficult. Please see “Description of Capital Stock—Material Provisions of our Articles of Incorporation and Bylaws.”

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Material Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, and bylaws, contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many shareholders may find attractive. The existence of these provisions could limit the price that investors might otherwise pay in the future for shares of our common stock.

Articles of Incorporation, as Amended, and Bylaws

Blank Check Preferred Stock. As noted above, our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company or make removal of management more difficult. As of the date of the prospectus, we have no outstanding shares of preferred stock.

Election of Directors. Our articles of incorporation, as amended, provide for the filling of vacancies occurring on the Board of Directors by certain votes of the remaining directors. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by that removal with its own nominees.

Indemnification. Our articles of incorporation, as amended, and bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. We have also obtained liability insurance for our officers and directors in the amount of $10.0 million. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find Additional Information.”

We may issue warrants to purchase shares of our common stock. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the price at which the common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

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DESCRIPTION OF UNITS

The following summary describes generally the terms of units comprising two or more securities described in this prospectus in any combination that we may offer from time to time in one or more series. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, each unit will entitle the holder thereof to the rights and obligations of a holder of each security included in such unit. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. The specific terms of a series of units will be described in the applicable prospectus supplement relating to that series of units along with any general provisions applicable to that series of units.

The following description of the units, and any description of the units in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying unit agreement, which we will file with the SEC at or prior to the time of the sale of the units. You should refer to, and read this summary together with, the unit agreement and the applicable prospectus supplement to review the terms of a particular series of units that may be important to you. You can obtain copies of any form of unit agreement or other agreement pursuant to which the units are issued by following the directions described under the caption “Where You Can Find Additional Information.”

The applicable prospectus supplement will describe the terms of any units, including the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the shelf securities to one or more underwriters or broker-dealers for public offering and sale by them, or we may sell the shelf securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, broker-dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the shelf securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to broker-dealers; and

•	any securities exchange or market on which the shelf securities offered in the prospectus supplement may be listed.

We may distribute the shelf securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell the shelf securities through a rights offering, forward contracts or similar arrangements. Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the NYSE MKT.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of the shelf securities, and any discounts, concessions or commissions which underwriters allow to broker-dealers, will be set forth in the prospectus supplement. Underwriters may sell the shelf securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Any underwriters, broker-dealers or agents that are involved in the distribution of the shelf securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such distributions. In such event, any discounts or commissions they receive and any profit on the resale of our securities they realize may be deemed to be underwriting commissions or discounts under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our shelf securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered shelf securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to broker-dealers may be changed from time to time.

Underwriters and their controlling persons, broker-dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. The shelf securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the shelf securities. If the underwriters make a market in the shelf securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the shelf securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the securities originally sold by the broker-dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

The legality of the securities offered by this prospectus has been or will be passed upon by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated balance sheets of Castle Brands Inc. as of March 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2014, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of the shelf securities. Each time that we sell shelf securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

The prospectus supplement will describe the terms of any offering of shelf securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of shelf securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://www.castlebrandsinc.com. We do not intend for information contained in our website, or those of our subsidiaries, to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) until all of the shelf securities are sold:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on June 30, 2014 as amended on July 29, 2014;

•	our quarterly report on Form 10-Q filed with the SEC on August 14, 2014;

•	our current report on Form 8-K filed with the SEC on April 2, 2014; and

•	the description of our common stock contained in Castle Delaware’s registration statement on Form 8-A filed with the SEC on March 31, 2006 (File No. 001-32849), including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Requests should be directed to Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168 or by telephone at (646) 356-0200.

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CASTLE BRANDS INC.

Common Stock

Preferred Stock

Warrants
Units

PROSPECTUS

                     , 2014

PART TWO
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the distribution of the shelf securities being registered are as follows:

SEC Registration and Filing Fee	$3,864
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$3,500
Printing	$5,000
Miscellaneous	$1,500
TOTAL	$63,864

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated in the State of Florida and subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Article VII of our articles of incorporation and Article VIII of our bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law, as now in effect or later amended. Article VII of our articles of incorporation provides that expenses incurred by a director or officer in defending a civil or criminal action, suit, or proceeding may be paid by us in advance of a final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the advanced amount if he or she is ultimately found not to be entitled to indemnification.

We may provide liability insurance for each of our directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers. We currently maintain this type of liability insurance.

Also, we have entered into indemnification agreements with all of our directors and executive officers whereby we have agreed to indemnify, and advance expenses to, such persons to the fullest extent permitted by applicable law. Each indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, it is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

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Item 16. EXHIBITS

Exhibit Number	Incorporated By Reference from Description	No. in Document	Document	Page
1.1	Form of Underwriting Agreement*	—	—	—
3.1	Composite Articles of Incorporation of the Company	3.1	Annual Report on Form 10-K filed by the Company on June 30, 2014
3.2	Bylaws of the Company	Appendix E	Definitive Proxy Statement on Schedule 14A filed by the Company on December 30, 2009	E-1
4.1	Form of Common Stock Certificate	4.3	Post-Effective Amendment No. 1 to Form S-8 filed by the Company on March 10, 2010	—
4.2	Form of Articles of Amendment to Articles of Incorporation Establishing a Series of Preferred Stock*	—	—	—
4.3	Form of Preferred Stock Certificate*	—	—	—
4.4	Form of Warrant Agreement (including form of warrant certificate)*	—	—	—
4.5	Form of Unit Agreement*	—	—	—
5.1	Opinion of Greenberg Traurig, P.A.	—	—	Filed Herewith
23.1	Consent of EisnerAmper LLP	—	—	Filed Herewith
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)	—	—	—
24.1	Power of Attorney (included on signature page of this Registration Statement)	—	—	Filed Herewith

* To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein.

Item 17. UNDERTAKINGS

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the Registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

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(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)         Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2014.

CASTLE BRANDS INC.
(Registrant)

By:	/s/ Alfred J. Small
Name:	Alfred J. Small
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of Richard J. Lampen, John Glover and Alfred J. Small, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. LAMPEN Richard J. Lampen	President and Chief Executive Officer and Director (Principal Executive Officer)	August 27, 2014

/s/ ALFRED J. SMALL Alfred J. Small	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 27, 2014

/s/ MARK ANDREWS Mark Andrews	Director	August 27, 2014

/s/ JOHN F. BEAUDETTE John F. Beaudette	Director	August 27, 2014

/s/ HENRY C. BEINSTEIN Henry C. Beinstein	Director	August 27, 2014

/s/ HARVEY P. EISEN Harvey P. Eisen	Director	August 27, 2014

/s/ PHILLIP FROST, M.D. Phillip Frost, M.D.	Director	August 27, 2014

/s/ GLENN L. HALPRYN Glenn L. Halpryn	Director	August 27, 2014

/s/ MICAELA PALLINI Micaela Pallini	Director	August 27, 2014

/s/ STEVEN D. RUBIN Steven D. Rubin	Director	August 27, 2014

/s/ DENNIS SCHOLL Dennis Scholl	Director	August 27, 2014

/s/ MARK ZEITCHICK Mark Zeitchick	Director	August 27, 2014

/s/ SERGIO ZYMAN Sergio Zyman	Director	August 27, 2014

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EXHIBIT INDEX

Exhibit Number	Incorporated By Reference from Description	No. in Document	Document	Page
1.1	Form of Underwriting Agreement*	—	—	—
3.1	Composite Articles of Incorporation of the Company	3.1	Annual Report on Form 10-K filed by the Company on June 30, 2014
3.2	Bylaws of the Company	Appendix E	Definitive Proxy Statement on Schedule 14A filed by the Company on December 30, 2009	E-1
4.1	Form of Common Stock Certificate	4.3	Post-Effective Amendment No. 1 to Form S-8 filed by the Company on March 10, 2010	—
4.2	Form of Articles of Amendment to Articles of Incorporation Establishing a Series of Preferred Stock*	—	—	—
4.3	Form of Preferred Stock Certificate*	—	—	—
4.4	Form of Warrant Agreement (including form of warrant certificate)*	—	—	—
4.5	Form of Unit Agreement*	—	—	—
5.1	Opinion of Greenberg Traurig, P.A.	—	—	Filed Herewith
23.1	Consent of EisnerAmper LLP	—	—	Filed Herewith
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)	—	—	—
24.1	Power of Attorney (included on signature page of this Registration Statement)	—	—	Filed Herewith

* To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated by reference herein.